UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

 SCIPLAY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-38889	83-2692460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of registrant’s principal executive office)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $.001 per share	SCPL	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          ☒   Emerging growth company

☒  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On March 1, 2022, a subsidiary of SciPlay Corporation (the “Company”) entered into a Purchase Agreement, dated March 1, 2022 (the “Purchase Agreement”), by and among SciPlay Acquisition, LLC (the “Buyer”), Arif Emre Taş (“AET”), Ecem Baran Taş (“EBT” and together with AET, the “Sellers”), Alictus Yazilim Anonim Şirketi (“Alictus”), Ecem Baran Taş, acting as the sellers representative, and, solely with respect to certain sections of the Purchase Agreement, SciPlay Games, LLC, a wholly-owned indirect subsidiary of the Company (“SciPlay Games”). Pursuant to the Purchase Agreement, on March 1, 2022, the Buyer acquired 80% of all issued and outstanding share capital of Alictus (the “First Closing”), with the remaining 20% to be acquired ratably over a five year period for potential additional consideration payable annually based upon the achievement of specified revenue and EBITDA targets by Alictus in respect of each of calendar years 2022-2026 (the “Remaining Closings” and, together with the “First Closing”, the “Transaction”), subject to and on the terms of the Purchase Agreement, including, in relation to the Remaining Closings, the satisfaction or waiver of customary closing conditions.

The total consideration to be paid by the Buyer in connection with the Transaction consists of an initial cash purchase price of approximately $100 million (subject to customary adjustments for net debt, transaction expenses and net working capital) paid in connection with the First Closing and an earnout payment of up to an additional $200 million (in the aggregate) in contingent consideration over a five year period, to be paid in connection with the Remaining Closings.

The Purchase Agreement contains customary representations, warranties and covenants related to the Transaction and customary mutual indemnification provisions, subject to certain limitations and thresholds, for breaches or inaccuracies in the representations, warranties or covenants. During the period commencing on the date of the First Closing and ending two years after the earlier of the date of the final of the Remaining Closings and the date on which Buyer becomes the owner of all of the remaining transferred equity interests of Alictus, each Seller agrees to not compete with the business, activities, products or services conducted, authorized, offered, or provided by Alictus or any of its subsidiaries in the United States, the Republic of Turkey or any other jurisdictions where Alictus conducts business. During the period commencing on the First Closing date and ending five years after the earlier of the date of the final of the Remaining Closings and the date on which Buyer becomes the owner of all of the remaining transferred equity interests of Alictus, each Seller agrees to not solicit any officer or employee of Alictus who is an officer or employed by the Alictus as of the First Closing date or otherwise attempt to induce or influence any covered employee to discontinue or reduce his or her employment relationship with Alictus or any customer or vender of Alictus to discontinue or reduce such customer or vendor’s relationship with Alictus, subject to certain exceptions.

The representations and warranties of Buyer, the Sellers and Alictus contained in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement.  In addition, such representations and warranties (a) have been made only for purposes of the Purchase Agreement, (b) have been qualified by confidential disclosures made to the other parties in connection with the Purchase Agreement, (c) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, (e) have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts and (f) expire on the date that is twenty-four months following the First Closing date (subject to certain exceptions). Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Sellers, Alictus, or Buyer or their respective subsidiaries or businesses.  Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers, Alictus, Buyer or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the Purchase Agreement, pursuant to a Usufruct Agreement (the “Usufruct Agreement”), the form of which is attached to the Purchase Agreement as Exhibit A, each Seller established a usufruct right over certain respective equity interests (save for the actual ownership of the equity interests) for the benefit of the Buyer, pursuant to which the respective Seller grants the Buyer the exclusive right to use and enjoy the benefits of all rights attached to such interests, including but not limited to all financial and economic rights and all voting, governance and managerial rights, subject to certain exceptions as set forth in the Usufruct Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 hereto, which is incorporated herein by reference.

The Company is in the process of completing the preliminary purchase price accounting related to the Transaction and expects a substantial amount of the purchase price to be allocated to goodwill and intangible assets. The revenue, earnings and assets associated with the Transaction are not significant to the Company’s historical consolidated financial statements.

Amendment to the Revolving Credit Agreement

On February 28, 2022, SciPlay Games entered into Amendment No. 2 to that certain revolving credit agreement, dated as of May 7, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of May 27, 2021, the “Revolver”), by and among SciPlay Games, SciPlay Parent Company, LLC, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent and issuing lender (such amendment, “Amendment No. 2”).

Amendment No. 2, among other things, (i) amends certain interest rate provisions relating to Sterling-denominated revolving loans, (ii) increases SciPlay Games’ and its subsidiaries capacity to acquire non-loan parties and (iii) allows for the acquisition of Alictus, so long as the acquisition is consummated within 90 days of the effective date of Amendment No. 2.

The foregoing description of the Revolver, as amended by Amendment No. 2, does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 2, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01. Other Events.

On March 1, 2022, the Company issued a press release announcing it had entered into the Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

In this current report, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “will,” “may,” “expect,” “intended,” “forecast,” and “should.” These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, including the latest annual report filed with the SEC on March 2, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement, dated as of March 1, 2022, by and among SciPlay Acquisition, LLC, Arif Emre Taş, Ecem Baran Taş, ALİCTUS YAZILIM ANONİM ŞİRKETİ and SciPlay Games, LLC.*

10.1
Amendment No. 2, dated as of February 28, 2022, among SciPlay Games, LLC, as the borrower, SciPlay Parent Company, LLC, the several lenders from time to time parties thereto and Bank of America, N.A., as administrative agent, collateral agent and issuing lender, which amended the Credit Agreement, dated as of May 7, 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of May 27, 2021).

99.1	Press Release of the Company, dated March 1, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIPLAY CORPORATION

Date: March 2, 2022	By:	/s/ Daniel O’Quinn
		Name:	Daniel O’Quinn
		Title:	Interim Chief Financial Officer